EXHIBIT 32.2

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: April 15, 2022

I, John R. Bergeron, Chief Financial Officer of Clearday, Inc., hereby certify, to my knowledge, that:

1. the accompanying Annual Report on Form 10-K of Clearday, Inc. for the annual period ended December 31, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Clearday, Inc.

/s/ John R. Bergeron
John R. Bergeron
Chief Financial Officer (Principal Financial and Accounting and Officer)